EXHIBITI 23.1
                      CONSENT OF AMISANO HANSON AS AUDITOR



Terry Amisano Ltd.                                   Amisano Hanson
Kevin Hanson, CA, CPA (Nevada)                       Chartered Accountants and
                                                     Certified Public Accountant


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to use, in the Form SB-2 for Mongolian Explorations Ltd. of our report dated January 15, 2004 relating to the December 31, 2003 financial statements of Mongolian Explorations Ltd., which appears in such Form.




/s/ Amisano Hanson
Amisano Hanson
Chartered Accountants and
Certified Public Accountant (Nevada)
Vancouver, Canada
January 20, 2004


750 West Pender Street, Suite 604                 Telephone:       604-689-0188
Vancouver, Canada                                 Facsimile:       604-689-9773
V6C 2T7                                           E-Mail:  amishan@telus.net